Joinder Agreement to Series A Convertible Preferred Stock Purchase Agreement

Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of May 30, 2006, a copy of which is attached hereto as Exhibit A (as amended and in effect from time to time, the “Purchase Agreement”), among Edgewater Foods International, Inc.  (the “Company”) and the Purchasers (as defined therein).

The undersigned, _______________________________, in order to become the owner or holder of shares of Series A Convertible Preferred Stock (the ”Preferred Shares”), Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants (collectively, the “Warrants”), each convertible or exercisable into shares of the Company’s common stock, par value $0.001 per share (together with the Preferred Shares and the Warrants, the “Securities”), hereby agrees that by execution hereof the undersigned is a party to the Purchase Agreement, subject to all of the restrictions and conditions and entitled to all of the rights and benefits set forth in such Purchase Agreement, and all of the Securities purchased by the undersigned in connection herewith (and any and all shares of stock of the Company issued in respect thereof) are subject to all the restrictions and conditions and entitled to all of the rights and benefits applicable thereto as set forth in the Purchase Agreement.  This Joinder Agreement shall take effect and shall become a part of said Purchase Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of New York.

[Investor]
________________________________
Address:	Name: Title: ________________________________
________________________________
________________________________
Date:	________________________________

Accepted:

EDGEWATER FOODS INTERNATIONAL, INC.

By:

Date:

Exhibit A

Series A Convertible Preferred Stock Purchase Agreement